UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Longeveron Inc. (the “Company”) on a Form 8-K filed with the SEC on April 10, 2023, on April 4, 2023, James Clavijo, Chief Financial Officer, provided notice to the Company of his intention to resign from his position with the Company, effective June 9, 2023. On June 1, 2023, the Company and Mr. Clavijo agreed to an arrangement whereby Mr. Clavijo will continue in the role of interim Chief Financial Officer beyond June 9, 2023, pursuant to the terms of a Consulting Agreement entered into by and between the Company and Mr. Clavijo, effective June 10, 2023 (the “Consulting Agreement”), while the Company continues to find a permanent candidate for Chief Financial Officer.

The Consulting Agreement provides that Mr. Clavijo will continue to serve as interim Chief Financial Officer through December 31, 2023 unless sooner terminated by either party upon ten days written notice to the other party. Mr. Clavijo will be paid an hourly cash consulting fee, not to exceed 20 hours per week unless agreed to in writing by both parties. As an independent consultant, Mr. Clavijo will no longer be entitled to any benefits afforded by the Company to full or part-time employees. Mr. Clavijo will remain bound by the Confidentiality/Nondisclosure and any other continuing obligations under the terms of his Employment Agreement with the Company.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: June 5, 2023	/s/ Wa’el Hashad
	Name:	Wa’el Hashad
	Title:	Chief Executive Officer